UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2018

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2018, Owens & Minor, Inc. (the “Company”) announced that P. Cody Phipps stepped down from his position as President and Chief Executive Officer of the Company and as an officer or director of any affiliated entity of the Company and resigned as a member and Chairman of the Board of Directors of the Company (the “Board”), effective as of the close of business on November 7, 2018.

The Board appointed Robert C. Sledd, a member of the Board, to serve as interim President and Chief Executive Officer and Chairman of the Board of Directors effective as of the close of business on November 7, 2018. The Board has formed a search committee to identify a permanent President and Chief Executive Officer and will retain a nationally recognized executive search firm to assist in the process. In connection with his appointment as interim President and Chief Executive Officer, Mr. Sledd stepped down from the Audit Committee and the Compensation & Benefits Committee of the Board.

Departure of President and Chief Executive Officer

In connection with Mr. Phipps’s departure, subject to his execution and non-revocation of a customary separation agreement and general release, Mr. Phipps will be eligible to receive the benefits provided by the Company upon a “Severance Event” pursuant to the Company’s Officer Severance policy. Further, the unvested potion of Mr. Phipp’s sign-on equity award will vest in accordance with the termination by the Company “Without Cause” treatment under the applicable award agreement and a portion of Mr. Phipps’s unvested time-based restricted stock will vest and the remaining portion of the unvested time-based restricted stock and the performance share awards will be forfeited, in each case, in accordance with the “termination without cause” treatment under the applicable award agreements. In the event of a Change in Control (as defined in the change in control Executive Severance Agreement between Mr. Phipps and the Company) on or before the ninetieth (90th) day following his termination of employment, he will be entitled to receive the incremental amount of all severance payments, benefits and equity vesting and payments provided under the change in control Executive Severance Agreement between Mr. Phipps and the Company due upon a termination of employment by the Company other than for cause. Additionally, the Company has agreed to reimburse Mr. Phipps for legal fees in an amount up to $25,000 incurred in connection with the negotiation and execution of the separation agreement and general release and any other related agreement.

Appointment of Interim President and Chief Executive Officer and Chairman of the Board

Mr. Sledd, 65, served as a Senior Economic Advisor to the Governor of Virginia from 2010 to 2014. Since 2008, he also has served as Managing Partner of Pinnacle Ventures, LLC and Sledd Properties, LLC. From 1995 to 2008, he served as Chairman of Performance Food Group Co. (“PFG”), a foodservice distribution company that he co-founded in 1987. He served as Chief Executive Officer of PFG from 1987 to 2001 and from 2004 to 2006. He also serves on the boards of directors of Pool Corporation and Universal Corporation. Mr. Sledd has been a director of the Company since 2007.

In connection with Mr. Sledd’s appointment as interim President and Chief Executive Officer, Mr. Sledd will be entitled to receive: (i) an annual base salary of $900,000, pro rated for his term of service as interim President and Chief Executive Officer; (ii) an annual bonus opportunity beginning in 2019 with a target amount equal to 125% of his base salary, pro rated for his term of service as interim President and Chief Executive Officer, with the actual bonus amount based upon achievement of Company and individual performance targets established by the Compensation & Benefits Committee of the Board for the fiscal year to which the bonus relates; and (iii) a grant of restricted stock with a grant date fair value equal to $2,000,000, one half of which vests on the six month anniversary of the grant date, subject to either (x) Mr. Sledd’s continued service as interim President and Chief Executive Officer on such date or (y) Mr. Sledd’s termination of services as interim President and Chief Executive Officer by the Company other than for cause prior to such date, and one half of which vests on the twelve month anniversary of the grant date, subject to Mr. Sledd’s continued service as interim President and Chief Executive Officer on such date. The unvested portion of the restricted stock award will vest pro rata (x) in the event of a change in control, subject to Mr. Sledd’s continued service as interim President and Chief Executive Officer on such date, or (y) in the event that Mr. Sledd steps down due to the appointment of a permanent President and Chief Executive Officer of the Company between the six and twelve month anniversaries of the grant date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the events described in Item 5.02 of this Current Report on Form 8-K, effective as of the close of business on November 7, 2018, the Board approved an amendment and restatement of the Amended and Restated Bylaws of the Company to reduce the number of directors constituting the Board from 10 to 9. The Amended and Restated Bylaws of the Company, as so amended and restated, are included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On November 8, 2018, the Company issued a press release announcing the departure of Mr. Phipps and the appointment of Mr. Sledd as interim President and Chief Executive Officer and Chairman of the Board. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

3.1	Amended and Restated Bylaws of Owens & Minor, Inc., as adopted November 7, 2018.
99.1	Press release of Owens & Minor, Inc., dated November 8, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: November 8, 2018	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary